UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2008

FOSSIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

2280 N. Greenville Avenue
Richardson, Texas	75082

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (972) 234-2525.

_____________________________________________________________________________________
(Former name or former address, if changed since last report)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

Fossil, Inc. (the “Company”) currently plans to hold its 2008 Annual Meeting of Stockholders on May 21, 2008 at its offices at 2280 N. Greenville Avenue, Richardson, Texas. Because the date scheduled for the 2008 Annual Meeting is more than 30 calendar days before the anniversary of the Company’s prior annual meeting, the Company desires to inform its stockholders of the revised deadlines for stockholder proposals and director nominations to be discussed and voted upon at the 2008 Annual Meeting.

Any stockholder who intends to present a proposal for action at the 2008 Annual Meeting and wishes to have such proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must submit such proposal in writing and it must be received by the Secretary of the Company at the address specified below by April 1, 2008, which the Company considers to be a reasonable time before it begins to print and send its proxy materials. Such proposal must also comply with the rules of the Securities and Exchange Commission relating to Rule 14a-8 stockholder proposals and may be omitted if not in compliance with applicable requirements.

For stockholder proposals that are not intended for inclusion in the Company’s proxy materials and for all director nominations by stockholders, the Company’s bylaws establish an advance notice procedure in order to present such matters at the 2008 Annual Meeting. Under these procedures, written notice of a stockholder proposal to amend the charter must have been received by the Secretary of the Company no later than February 21, 2008. Written notice of a stockholder proposal to amend the bylaws, remove a director or nominate a director must be delivered to or mailed and received by the Secretary of the Company at the address specified on or after May 18, 2008 and may be received at the Annual Meeting itself.  In accordance with Rule 14a-4(c)(1), written notice of other stockholder proposals must be delivered to or mailed and received by the Secretary of the Company at the address specified by April 1, 2008, which the Company considers to be a reasonable time before it sends its proxy materials.  The written notice must also contain specified information and conform to certain requirements, as set forth in the Company’s bylaws. If the chairman of the 2008 Annual Meeting determines that a stockholder proposal or director nomination was not made in accordance with the Company’s bylaws, then such proposal or nomination will not be presented for a vote of stockholders at the 2008 Annual Meeting.

As described above, stockholder proposals and director nominations must be written and delivered to or mailed and received at the Company’s principal executive offices at the following address:  Fossil, Inc., 2280 N. Greenville Avenue, Richardson, Texas 75082, Attention: Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 17, 2008

FOSSIL, INC.

		By:	/s/ Mike L. Kovar
Mike L. Kovar
Senior Vice President and Chief Financial Officer